Exhibit 5.4

May 23, 2012

CHS/Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, Tennessee 37067

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel in the State of Arizona for Bullhead City Hospital Corporation and Payson Hospital Corporation, each an Arizona corporation (the “Guarantors” and each a “Guarantor”), in connection with the Guarantors’ proposed guarantees (the “Guarantees”), along with the other guarantors under the Indenture (as defined below), of debt securities (the “Notes”) of CHS/Community Health Systems, Inc., a Delaware corporation (the “Company”), which securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Notes are to be issued by the Company, and the Guarantees are to be made by the Guarantors, pursuant to a Registration Statement on Form S-3 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on or about May 23, 2012. The Notes and the Guarantees will be issued pursuant to an indenture, a form of which is filed with the Registration Statement (the “Indenture”). This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the articles of incorporation and bylaws of the Guarantors; (ii) resolutions of the boards of directors of the Guarantors with respect to the Guarantees; (iii) good standing certificates with respect to each of the Guarantors issued by the Arizona Corporation Commission; and (iv) forms of the Guarantees to be executed by the Guarantors.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have

CHS/Community Health Systems, Inc.

May 23, 2012

also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Guarantors, the legal capacity and competency of all natural persons and the due authorization, execution and delivery of all documents by the parties thereto other than the Guarantors. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and the Guarantors.

Based upon and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that each Guarantor (i) is a corporation validly existing and in good standing under the laws of the State of Arizona; and (ii) has the requisite corporate power and corporate authority, and has taken all requisite corporate action necessary to enter into the Guarantee to which it will be a party.

The opinions expressed above as to the valid existence and good standing of the Guarantors are based solely on our review of certificates of good standing issued by the Arizona Corporation Commission, dated May 18, 2012, copies of which have been made available to you and your counsel, and our opinions with respect to such matters are rendered as of the date of such certificates and are limited accordingly.

We hereby consent to the filing of this opinion as Exhibit 5.4 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the States of Arizona as in effect on the date hereof. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

Yours very truly,

/s/ Snell & Wilmer L.L.P.

Snell & Wilmer L.L.P.